Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

UNITED INDUSTRIES ANNOUNCES FINANCING PLAN FOR
THE ACQUISITION OF UNITED PET GROUP

Also Announces Preliminary Second Quarter Year-to-Date Operating Results

ST. LOUIS, July 13, 2004 – United Industries Corporation (the Company), which goes to market as Spectrum Brands and is the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and insect control markets in North America, today announced its financing plan for the acquisition of United Pet Group, Inc. (UPG) along with preliminary second quarter year-to-date operating results.

The $360 million acquisition of UPG is expected to close in mid-August and be financed through a combination of debt, equity and cash.  The Company’s existing senior credit facility is expected to be amended and increased by $235 million, including a $75 million second lien facility, and affiliates of Thomas H. Lee Partners, the Company’s largest shareholder, have committed $85 million in new common equity.  The balance of the purchase price and all related transaction costs will be funded with the Company’s cash.

In connection with the amendment of its existing senior credit facility, the Company provided certain preliminary financial information to financial institutions late yesterday.  The preliminary financial information was based on actual and, in the case of the second quarter, forecasted operating results.  The Company’s final operating results for the second quarter are expected to be released in early August.  The preliminary 2004 year-to-date financial information included net sales of $423.3 million, gross profit of $158.5 million, operating income of $71.8 million, earnings before interest, income taxes, depreciation and amortization, or EBITDA, of $84.2 million and capital expenditures of $7.6 million.  The Company also provided to these institutions year-to-date information, on a pro forma basis giving effect to the Company’s acquisition of The Nu-Gro Corporation (Nu-Gro) in April 2004, which included net sales of $490.5 million, gross profit of $174.3 million, operating income of $80.2 million, EBITDA of $94.0 million and capital expenditures of $9.1 million.  Other information concerning the Company is included as an exhibit to Form 8-K filed by the Company today with the U.S. Securities and Exchange Commission.

Comparing the Company’s actual preliminary results for the six months ended June 30, 2004 with the six months ended June 30, 2003, net sales increased 10.0% to $423.3 million in 2004 from $384.8 million in 2003.  The increase is due to the acquisition of Nu-Gro and the growth in the Company’s Household segment, partially offset by the cessation of sales of certain non-core products and the previously announced de-listing of certain products at one key retailer.  Excluding the impact of its acquisition of Nu-Gro, the Company’s sales growth was just over $4.8 million.  Operating income decreased 4.8% to $71.8 million in 2004 from $75.4 million in 2003.  Factors contributing to the changes in operating income included continued increases in certain raw materials costs, freight and additional costs incurred in connection with the implementation of certain key modules of the Company’s enterprise resource planning, or ERP, system.

From a liquidity perspective, the Company’s actual preliminary year-to-date 2004 earnings before interest, income taxes, depreciation and amortization, or EBITDA, improved 3.6% to $84.2 million in 2004 compared to $81.3 million in 2003.  A reconciliation of EBITDA to GAAP measures, namely operating income, requires the inclusion of depreciation and amortization expense of $12.4 million for the six months ended June 30, 2004.  A reconciliation of the aforementioned EBITDA figure to operating income for Nu-Gro requires the inclusion of depreciation and amortization expense of $2.1 million.

EBITDA information has been included as the Company believes certain investors use it as one measure of historical ability to fund operations and meet financial obligations.  However, EBITDA is not presented to represent cash flows from operating activities as defined by accounting principles generally accepted in the United States (GAAP), nor does management recommend that it be used as an alternative to, or superior measure of, operating income as an indicator of operating performance or cash flow as a measure of liquidity or the ability to meet financial obligations. EBITDA, as used by the Company, may not be comparable to other similarly titled measures reported by other companies.

About United Industries Corporation

United Industries Corporation, which goes to market as Spectrum Brands(www.spectrumbrands.com), is the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and household insect control markets in North America.  The Company’s lawn and garden brands include Spectracide®, SpectracideTriazicide®, Spectracide Terminate®, Garden Safe® and Real-Kill® in the controls category as well as Sta-Green®, Vigoro®, Schultz™, Peters®, Bandini® and Best® brands in the lawn and garden fertilizer and organic growing media categories.  The Company’s household brands include Hot Shot®, Cutter®and Repel®.  Through Nu-Gro, the Company manufactures and markets such consumer brand names as CIL®, Wilson®, Vigoro®, Pickseed®, So-Green®, Plant-Prod®, Greenleaf® and Green Earth® in the Canadian market.  Nu-Gro also produces and distributes controlled release nitrogen and other fertilizer technologies under the brand names IB Nitrogen®, Nitroform®, Nutralene®, Organiform® and SCU® to the consumer, professional and golf industries worldwide.  Founded in 1969, the Company is headquartered in St. Louis, Missouri.  (Bloomberg Symbol: 14496Z)

About United Pet Group, Inc.

Based in Cincinnati, Ohio, United Pet Group (www.unitedpetgroup.com) is a leading manufacturer and marketer of premium pet supplies products for dogs, cats, fish, birds and small animals.  UPG’s products are sold under a number of brand names, including Eight in One®, Nature’s Miracle®, Dingo®, Lazy Pet®, Marineland®, Perfecto®, Aquarium Systems® and Jungle Talk®.  Since 1997, UPG has acquired eight companies in the pet food and supplies industry.

UPG’s Aquatics division, based in Moorpark, California, markets the broadest line in the industry, including integrated aquarium kits, stand-alone tanks, filters and filter media, sea salt, and other aquarium supplies and accessories. The Aquatics division also markets equipment for use by retailers in the sale of live fish and lobsters. The company’s aquatics brands, which include Marineland®, Perfecto®, and Instant Ocean®, are leading brands in their market segments.

UPG’s Specialty Pet division, based in Hauppauge, New York, markets pet treats and supplies for dogs, cats, birds and small animals under the Eight in One®, Nature’s Miracle®, Dingo®, Lazy Pet®, St. Aubrey®, Wild Harvest® and One Earth™ brand names.

Certain statements in this press release regarding the Company’s business, with the exception of historical facts, may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties, many of which are beyond the Company’s control.  When, and if, used herein, the words “will,” “should,” “believe,” “plan,” “preliminary,” “may,” “strategies,” “goals,” “anticipate,” “indicate,” “intend,” “determine,” “estimate,” “expect,” “project” and similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  All forward-looking statements apply only as of the date they are disclosed and are based on the Company’s expectations at that time.  Actual results could differ materially from these statements as a result of weather conditions, retailer line item reviews, the loss of customers or product listings, changes in external competitive market factors, unanticipated changes in the financial performance of the Company, its customers, its industry or the economy in general, unexpected accounting charges, public perception regarding the safety of its products, as well as various other factors described in the Company’s filings with the U.S. Securities and Exchange Commission.  The Company does not undertake any obligation to update or revise publicly any forward-looking statements made by the Company or on its behalf, whether as a result of new information, future events or otherwise. Although the Company believes that its plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved.

Media Contact:	Daniel J. Johnston
	United Industries Corporation	(314) 427-0780
ir@spectrumbrands.com

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